Exhibit 21.1

Registrant Subsidiary List

Subsidiary	Jurisdiction

Asia Dekor Borden (Heyuan) Chemical Company Limited	China
Asia Dekor Borden (Hong Kong) Chemical Company	Hong Kong
Bakelite Polymers U.K. Ltd.	UK
Bexley Finance S.A.	Panama
Borden Chemical Foundry, Inc.	Delaware
Borden Chemical Holdings (Caojing) Limited	Hong Kong
Borden Chemical Holdings (Heyuan) Limited	Hong Kong
Borden Chemical Holdings (Panama) S.A.	Panama
Borden Chemical International, Inc.	Delaware
Borden Chemical Investments, Inc.	Delaware
Borden Chemical Philippines, Inc.	Philippines
Borden Chemical Resinas, Panama, S.R.L.	Panama
Borden Industrial Resins Trading (Shanghai) Co., Ltd.	China
Borden International Holdings Limited	UK
Borden Luxembourg S.a r.l.	Luxembourg
Borden UV Coatings (Shanghai) Co., Ltd.	China
Borden UV Coatings Holdings (Shanghai) Limited	Hong Kong
Fujian Nanping Hexion International Co., Ltd.[1]	China
HA-International, LLC	Delaware
Hattrick (Barbados) Finco SRL	Barbados
Hexion Adesivos Industria e Comerico Ltda.	Brazil
Hexion Cl Holding Company (China) LLC	Delaware
Hexion Nova Scotia Finance, ULC	Nova Scotia, Canada
Hexion Quimica Industria e Comercio Ltda.[2]	Brazil
Hexion Quimica S.A.[3]	Panama
Hexion Specialty Chemicals Asua SL	Spain
Hexion Specialty Chemicals S.A.[4]	France
Hexion Specialty Chemicals Pty Ltd	Australia
Hexion Specialty Chemicals Somersby Pty Ltd.	Australia
Hexion Specialty Chemicals S.r.l.	Italy
Hexion Specialty Chemicals Sdn. Bhd.	Malaysia
Hexion Specialty Chemicals B.V.	The Netherlands
Hexion Specialty Chemicals BVBA[5]	Belgium
Hexion Specialty Chemicals Canada, Inc.	Canada
Hexion Specialty Chemicals Clayton Ltd	UK
Hexion Specialty Chemicals France SAS	France
Hexion Specialty Chemicals GmbH[6]	Germany
Hexion Specialty Chemicals Hamburg GmbH	Germany
Hexion Specialty Chemicals Holdings (China) Limited[7]	Hong Kong
Hexion Specialty Chemicals lberica, S.A.[8]	Spain

[1]	Formerly Fujian Nanping Lawter Chemical Co., Ltd.
[2]	Formerly Borden Quimica Industria e Comercio Ltda.
[3]	Formerly Compania Quimica Borden S.A.
[4]	Formerly Borden Chimie S.A.
[5]	Formerly Lawter International BVBA
[6]	Formerly Bakelite Aktiengesellschaft
[7]	Formerly Borden Chemical Holdings (China) Limited
[8]	Formerly Bakelite lberica, S.A.

Subsidiary	Jurisdiction

Hexion Specialty Chemicals Italia S.p.A.[9]	Italy
Hexion Specialty Chemicals Japan K.K.[10]	Japan
Hexion Specialty Chemicals Korea Company Limited[11]	Korea
Hexion Specialty Chemicals Leuna GmbH	Germany
Hexion Specialty Chemicals Oy12	Finland
Hexion Specialty Chemicals Pardubice S.r.o.[13]	Finland
Hexion Specialty Chemicals Research Belgium SA14	Belgium
Hexion Specialty Chemicals Samusakorn Ltd.	Thailand
Hexion Specialty Chemicals SG.Petani SDN. BHD.	Malaysia
Hexion Specialty Chemicals Singapore Pte. Ltd.	Singapore
Hexion Specialty Chemicals Stanlow Limited	UK
Hexion Specialty Chemicals Stuttgart GmbH[15]	Germany
Hexion Specialty Chemicals Sweden AB	Sweden
Hexion Specialty Chemicals UK Limited	UK
Hexion Specialty Chemicals, a.s.[16]	Czech Republic
Hexion U.S. Finance Corp.	Delaware
Hexion Specialty Chemicals Barbastro S.A.[17]	Spain
Hexion Specialty Chemicals Wesseling GmbH[18]	Germany
HSC Capital Corporation[19]	Delaware
J E Ridnell Pty. Ltd.	Australia
Jiangsu Funing Eastman International Co. Ltd.	China
Tianjin Hexion Specialty Chemicals Co., Ltd.[20]	China
Lawter International Inc.	Delaware
National Borden Chemical Germany GmbH.	Germany
Oilfield Technology Group, Inc.	Delaware
Resolution Holdings B.V.	The Netherlands
Resolution Italia S.R. L.[21]	Italy
Resolution Research Nederland B.V.	The Netherlands
Resolution Specialty Materials Rotterdam B.V.	The Netherlands
Resolution Specialty Materials Sweden Holdings AB	Sweden
RSM Europe B.V.	The Netherlands
Servicios Factoria Barbastro, S.A.	Spain

[9]	Bakelite Italia S.p.A.
[10]	Formerly Resolution Japan K.K.
[11]	Formerly Bakelite Korea Co., Ltd.
[12]	Formerly Bakelite OY
[13]	Formerly Bakelite S.r.o.
[14]	Formerly Resolution Research Belgium SA
[15]	Formerly MGS Kunstharzprodukte GmbH
[16]	Formerly RSM Chemacryl, a.s.
[17]	Formerly Resolution Iberica Performance Products S.A.
[18]	Formerly Resolution Deutschland GmbH
[19]	Formerly RPP Capital Corporation
[20]	Formerly Lawter (Tianjin) Chemical Co., Ltd.
[21]	Resolution Italia S.R.L. is being dissolved